UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 11, 2011, Visa Inc. a global leader in electronic payments, announced the next generation of payments solutions that will replicate the ease, reliability and security of Visa point-of-sale payments within traditional and digital eCommerce, mobile commerce and burgeoning social networking commerce environments. New offerings are expected to include a secure cross-channel digital wallet and a range of customized mobile payment services that address the specific requirements of geographic markets around the world.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. All information in the press release is furnished but not filed.

On May 11, 2011 Visa will host a conference call to discuss its new product offering.

A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2. All information in the presentation is furnished but not filed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Visa Inc., May 11, 2011
99.2	Visa Inc. Presentation, May 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: May 11, 2011

	By:	/s/ Joseph W. Saunders
Joseph W. Saunders
Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Visa Inc., May 11, 2011
99.2	Visa Inc. Presentation, May 11, 2011